UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2006

WHO'S YOUR DADDY, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3131 Camino Del Rio North, Suite 1650, San Diego, CA 92108
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code (619) 284-4807

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Entry into a Material Definitive Agreement

Item 1.02	Termination of a Material Definitive Agreement.

The Company has been notified that the Equity financing agreement with Around the Clock Partners, LP (ATC), outlined below, will not be completed. The Company has engaged a new investment banking firm to replace this funding.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On April 27, 2006 Company reached an Equity financing agreement with Around the Clock Partners, LP (ATC). Under the agreement ATC will receive restricted shares of Common stock of the Company, with Registration rights, and five-year warrants to purchase restricted common stock of the Company.

The Company has been notified that ATC will not be able to complete this agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHO'S YOUR DADDY, INC.

Date: August 18, 2006	By:	/s/ Dan Fleyshman
	Title:	Dan Fleyshman, President